UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

THERMON GROUP HOLDINGS, INC. THERMON HOLDING CORP.
(Exact name of each Registrant as specified in its respective charter)

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Delaware	001-35159	27-2228185
Delaware	333-168915-05	26-0249310

100 Thermon Drive
San Marcos, Texas 78666
(Address of principal executive offices) (zip code)

(512) 396-5801
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 30, 2012, Thermon Industries, Inc. (the “Issuer”), a wholly-owned subsidiary of Thermon Holding Corp. (“THC”), called for redemption of a portion of its outstanding 9.500% Senior Secured Notes due 2017, CUSIP No. 88362R AC1 (the “Notes”). The Issuer will redeem $21.0 million aggregate principal amount of the currently outstanding $139.1 aggregate principal amount of the Notes. The redemption price of the Notes is 103% of the principal amount redeemed, plus accrued and unpaid interest thereon until the redemption date, payable in cash. The redemption date will be May 1, 2012.

The Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture, dated as of April 30, 2010, between the Issuer, as successor by merger to Thermon Finance, Inc., and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Trustee”), and the First Supplemental Indenture, dated as of April 30, 2010, among the Issuer, the Trustee and the guarantors party thereto, including THC.

A copy of the Notice of Partial Redemption dated March 30, 2012 relating to the redemption in part of the Notes is incorporated by reference herein as Exhibit 99.1.

On April 2, 2012, the Issuer issued a press release discussing the foregoing, which is incorporated by reference herein as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
99.1	Notice of Partial Redemption to the Holders of 9.500% Senior Secured Notes due 2017 of Thermon Industries, Inc., dated March 30, 2012

99.2	Press Release regarding partial redemption of the Notes, dated April 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012	THERMON GROUP HOLDINGS, INC. THERMON HOLDING CORP.
	By:	/s/ Jay Peterson
Chief Financial Officer

 Exhibit Index

Number	Description
99.1	Notice of Partial Redemption to the Holders of 9.500% Senior Secured Notes due 2017 of Thermon Industries, Inc., dated March 30, 2012

99.2	Press Release regarding partial redemption of the Notes, dated April 2, 2012